Exhibit 99.1
Press Release	Source: Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Reports Results for the First Quarter of its Fiscal Year 2009
Monday November 17, 7:00 am ET

LAIYANG, China, Nov. 17 /Xinhua-PRNewswire-FirstCall/ -- Genesis Pharmaceuticals Enterprises, Inc. (OTC Bulletin Board: GNPH - News; "Genesis" or the "Company"), a U.S. pharmaceutical company with its principal operations in the People's Republic of China, today announced its financial results for its first quarter of fiscal year 2009 ended September 30, 2008.
First Quarter of FY 2009 Highlights
-- Revenue was $27.6 million, up 65.9% from the corresponding quarter ended September 30, 2007
-- Gross profit was $21.8 million, up 81.3% from the corresponding quarter ended September 30, 2007, and gross margin was 79.1%, compared to 72.4% in the corresponding quarter ended September 30, 2007
-- Operating income was $7.3 million, up 48.9% from the corresponding quarter ended September 30, 2007
-- Net income was $3.1 million, compared to $3.2 million in the corresponding quarter ended September 30, 2007
-- In July 2008, the Company received approval from the Chinese State Food and Drug Administration to start producing and distributing Radix Isatidis Dispersible Tablets, an herbal-based traditional Chinese medicine used for viral influenza
-- On September 4, 2008, the Company completed a 40-for-1 reverse stock split of its common stock and began trading under the symbol "GNPH"
-- The Company received purchase orders for a total value of approximately $12 million over the next 12 months from over 80 wholesale distributors at the 43rd Annual New Drugs Conference sponsored by China Health Tech Forum 2008

"Genesis had a good first quarter because of our on-going marketing and sales efforts. Baobaole Chewable tablets continued to generate strong sales, and we recently started selling a new product, Radix Isatidis Dispersible Tablets, which is used to treat cold and flu symptoms," said Mr. Wubo Cao, Chairman and CEO of Genesis. "We expect to continue to expand our marketing and sales efforts and continue to explore opportunities to acquire, manufacture and sell new products in order to further develop shareholder value throughout the rest of fiscal year 2009."

First Quarter of Fiscal Year 2009 Results

Total revenue from sales and sales to related parties totaled $27.6 million for the three months ended September 30, 2008, up 65.9% to $16.6 million for the three months ended September 30, 2007. Revenues increased because of strong sales of the Company's two products, Itopride Hydrochloride Granules and Baobaole chewable tablets, a product which was successfully launched in the second quarter of fiscal year 2008.

Gross profit in the first quarter of fiscal year 2009 was $21.8 million, an increase of 81.3% from $12.0 million for the prior year's corresponding period. Gross margin increased 79.1%, up from 72.4% for the prior year's corresponding period. Gross margin increased because of increased sales of higher margin products, especially Baobaole chewable tables, more efficient production and well managed purchases of raw materials.

Research and development costs totaled $1.1 million for the three months ended September 30, 2008, compared to $0.3 million for the three months ended September 30, 2007. This increase was due to two new cooperative research and development agreements that were signed in the latter part of fiscal 2008. The Company began making monthly payments to support university research and development projects.

Selling, general and administrative expenses were $13.4 million for the three months ended September 30, 2008, up 95.7% from $6.8 million in the three months ended September 30, 2007. Salaries, wages and related benefits increased $8.6 million primarily because of an increase in the Company's number of employees and higher commissions as a percentage of sales paid to sales representatives. Other factors for the increase in selling, general and administrative expenses included higher advertising, marketing and promotion expenditures, and costs related to being a public company.

Income from operations was $7.3 million for the three months ended September 30, 2008, a 48.9% increase from $4.9 million for the three months ended September 30, 2007.

Although the Company had a $2.4 million increase in income from operations, other expenses increased by $2.1 million. Net income for the three months ended September 30, 2008 was $3.1 million, compared to $3.2 million for the three months ended September 30, 2007. Excluding an unrealized loss on security investments of $1.0 million and a non-cash charge for amortization of discounts on convertible debt of $0.7 million, adjusted net income for the three months ended September 30, 2008 was $4.8 million or $0.49 per fully diluted share, which translates to a 49.5% increase in non-GAAP net income for the three months ended September 30, 2008 compared to the same period last year.

Management believes that operating income will grow and net income will improve in the remainder of fiscal year 2009 as the Company will continue to strengthen its sales efforts, offer new products, improve manufacturing efficiency and more closely control spending.

Financial Condition

As of September 30, 2008, the Company had $61.3 million in cash. Working capital was $77.4 million, up from $73.2 million as of June 30, 2008. Current liabilities were $23.4 million and long-term debt consisted of $3.2 million in convertible debt. Shareholders' equity was $97.4 million. Future contractual obligations within one year period include $7.9 million in bank debt and $4.4 million in research and development contractual agreements. The Company generated $13.7 million in cash flow from operating activities in the first quarter of fiscal year 2009. Management believes that its strong cash position will sustain the Company's future cash needs and will enable the Company to successfully implement its growth strategies.

Recent Events
-- The Company started sales of Radix Isatidis Dispersible Tablets in October 2008. This drug is expected to become a popular remedy for cold and flu symptoms.
-- In early November of 2008, the Company launched a new corporate website with the domain address http://www.genesispharmaceuticals.com .

Business Outlook and Guidance

"Part of our current growth strategy includes developing and implementing a systematic marketing strategy through which we hope to develop our presence in China's rural markets. We believe that rural China offers us good growth potential because the Chinese government actively supports better health care in rural areas. We are currently also exploring acquisition opportunities through which we expect to quickly increase our portfolio of products," said Mr. Cao. "Regarding corporate governance, we are in the process of selecting and engaging a professional consulting company to help us meet the requirements of the Sarbanes-Oxley Act of 2002. The improvements we want to bring to our corporate governance are guided by the requirements for applying to a senior U.S. stock exchange. We hope to apply to a senior U.S. stock exchange in the near future in order to increase visibility and liquidity for our shares, and value for our shareholders."

"Sales have grown quickly for Baobaole Chewable Tablets, Radix Isatidis Dispersible Tablets have found rapid market acceptance, and we expect to expand our product line in the near future. We continue to be confident that we will meet our fiscal year 2009 guidance," concluded Mr. Cao. "We expect revenue for fiscal 2009 to be from $122.0 to $130.0 million, and operating income to be from $40.0 to $43.0 million."

Conference Call

Genesis Pharmaceuticals Enterprises, Inc. management will host a conference call at 10:00 a.m. Eastern Time on Monday, November 17, 2008 to discuss financial results for the quarter ended September 30, 2008. Mr. Wubo Cao, Chairman & CEO of Genesis, Ms. Elsa Sung, CFO of Genesis and Ms. Hong Xue, Financial Controller of Genesis will be present at the conference call. To participate in this live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time of 9:00 a.m. Eastern Time on Monday, November 17, 2008: (888) 419-5570. International callers should call (617) 896-9871. The Conference Passcode is 684 940 06. If you are unable to participate in the call at that time, replay of the conference call will be available from Monday, November 17, 2008 at 11:00 a.m. Eastern until Monday, December 1, 2008. To access the replay, call (888) 286-8010. International callers should call (617) 801-6888. The Conference Passcode is: 396 547 67.

About Genesis Pharmaceuticals Enterprises, Inc.

Genesis Pharmaceuticals Enterprises, Inc. is a U.S. public company engaged in the research, development, production, marketing and sales of pharmaceutical products in the People's Republic of China. Its operations are located in Northeast China in an Economic Development Zone in Laiyang City, Shandong province. Genesis is a pharmaceutical company in China producing western and Chinese herbal-based medical drugs in tablet, capsule, and granule form.

Safe Harbor Statement

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to introduce, manufacture and distribute new drugs. Actual results may differ materially from predicted results, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's ability to obtain raw materials needed in manufacturing, the continuing employment of key employees, the failure risks inherent in testing any new drug, the possibility that regulatory approvals may be delayed or become unavailable, patent or licensing concerns that may include litigation, direct competition from other manufacturers and product obsolescence. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

-- Financial Statements Follow --

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	2008	2007
REVENUES:
Sales	$27,320,750	$15,262,789
Sales - related parties	243,843	1,348,095
TOTAL REVENUE	27,564,593	16,610,884

Cost of sales	5,713,059	4,205,945
Cost of sales - related parties	54,478	384,169
COST OF SALES	5,767,537	4,590,114

GROSS PROFIT	21,797,056	12,020,770

RESEARCH AND DEVELOPMENT EXPENSE	1,097,925	264,920

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,351,975	6,821,416

INCOME FROM OPERATIONS	7,347,156	4,934,434

OTHER (INCOME) EXPENSE:
Other expense, net	914,970	12,678
Other (income) - related parties	(143,950)	(26,492)
Non-operating expense	74,621	59,903
Interest expense, net	1,352,794	60,000
Loss from discontinued operations	45,216	--
OTHER EXPENSE, NET	2,243,651	106,089

INCOME BEFORE PROVISION FOR INCOME TAXES	5,103,505	4,828,345

PROVISION FOR INCOME TAXES	1,970,021	1,593,353

NET INCOME	3,133,484	3,234,992

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	330,641	417,346
Unrealized Holding (Loss)	(1,562,967)	--

COMPREHENSIVE INCOME	$1,901,158	$3,652,338

BASIC WEIGHTED AVERAGE NUMBER OF SHARES	9,769,329	7,494,740

BASIC EARNING PER SHARE	$0.32	$0.43

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	9,861,671	7,494,740

DILUTED EARNING PER SHARE	$0.32	$0.43

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND
SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2008	2008
	(Unaudited)
A S S E T S
CURRENT ASSETS:
Cash	$61,269,936	$48,195,798
Restricted cash	7,894,348	7,839,785
Investment	886,509	2,055,241
Accounts receivable, net of allowance for doubtful accounts of $219,400 and $155,662, respectively	25,354,209	24,312,077
Accounts receivable - related parties	187,509	673,808
Inventories	3,066,280	3,906,174
Other receivables	192,954	152,469
Other receivables - related parties	377,941	--
Advances to suppliers and other assets	892,489	1,718,504
Total current assets	100,122,175	88,853,856

PLANT AND EQUIPMENT, net	11,129,878	11,225,844

OTHER ASSETS:
Restricted investments	1,078,875	2,481,413
Financing cost, net	1,746,868	1,916,944
Intangible assets, net	9,870,494	9,916,801
Total other assets	12,696,237	14,315,158

Total assets	$123,948,290	$114,394,858

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

CURRENT LIABILITIES:
Accounts payable	$2,536,337	$2,341,812
Short term bank loans	--	2,772,100
Notes payable	7,894,348	5,843,295
Other payables	4,583,078	3,671,703
Other payables - related parties	391,723	164,137
Accrued liabilities	954,231	334,439
Liabilities assumed from reorganization	552,220	1,084,427
Taxes payable	6,452,277	166,433
Total current liabilities	23,364,214	16,378,346

CONVERTIBLE DEBT, net of discount of $31,837,406 and $32,499,957 as of September 30, 2008 and June 30, 2008, respectively	3,162,594	2,500,043

Total Liabilities	26,526,808	18,878,389

COMMITMENTS AND CONTINGENCIES AND SUBSEQUENT EVENT	--	--

SHAREHOLDERS' EQUITY:
Preferred stock ($0.001 par value; 20,000,000 shares authorized; none issued, or outstanding)	--	--
Common stock ($0.001 par value, 22,500,000 and 15,000,000 shares authorized, respectively; 9,771,448 and 9,767,844 shares issued and outstanding, respectively)	9,773	9,770
Paid-in-capital	73,392,365	45,554,513
Capital contribution receivable	(27,845,000)	(11,000)
Retained earnings	41,550,881	39,008,403
Statutory reserves	3,844,884	3,253,878
Accumulated other comprehensive income	6,468,579	7,700,905
Total shareholders' equity	97,421,482	95,516,469
Total liabilities and shareholders' equity	$123,948,290	$114,394,858

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,133,484	$3,234,992
Loss from discontinued operations	(45,216)	--
Income from continued operations	3,178,700	3,234,992
Adjustments to reconcile net income to cash provided by (used in) activities:
Depreciation	146,694	111,356
Amortization of intangible assets	73,540	31,521
Amortization of debt issuance costs	170,076	--
Amortization of debt discount	662,551	--
Bad debt expense	63,350	--
Gain on sale of marketable securities	(124,523)	--
Unrealized loss on trading securities	1,044,083	--
Other non-cash settlement	(20,000)	--
Stock-based compensation	23,854	--
Change in operating assets and liabilities
Accounts receivable	(1,039,428)	(3,173,544)
Accounts receivable - related parties	488,446	(1,213,279)
Notes receivables	--	19,046
Inventories	851,126	(354,330)
Other receivables	(48,205)	(334,460)
Other receivables- related parties	(378,174)	--
Advances to suppliers and other assets	839,097	(3,858,910)
Accounts payable	188,211	(1,385,815)
Other payables	901,863	(1,091,944)
Other payables - related parties	227,135	--
Accrued liabilities	670,516	55,947
Liabilities assumed from reorganization	(532,207)	--
Taxes payable	6,289,257	4,719,062
Net cash provided by (used in) operating activities	13,675,963	(3,240,358)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of marketable securities	88,743	--
Acquisition of equipment	(19,877)	(20,723)
Net cash provided by used in) investing activities	68,866	(20,723)

CASH FLOWS FINANCING ACTIVITIES:
Payments for dividend	--	(10,596,800)
Proceeds from bank loans	--	3,179,040
Principal payments on short term bank loans	(2,781,410)	(2,649,200)
Proceeds from notes payable	2,036,285	--
Principal payments on notes payable	--	(2,906,702)
(Decrease) Increase in restricted cash	(39,795)	2,906,702
Net cash used in financing activities	(784,920)	(10,066,960)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	114,229	161,697

INCREASE (DECREASE) IN CASH	13,074,138	(13,166,344)

CASH, beginning of period	48,195,798	17,737,208

CASH, end of period	$61,269,936	$4,570,864

GENESIS PHARMACEUTICALS ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP NET INCOME

	Three Months Ended
	September 30	September 30
	2008	2007

Net Income	3,133,484	3,234,992
Unrealized loss on trading securities	1,044,083	--
Amortization of debt discount	662,551	--

Adjusted Net Income	4,840,118	3,234,992
Adjusted Earnings Per Weighted Average Number of Shares	$0.49	$0.43

Weighted Average Number of Shares	9,861,671	7,494,740

Non-GAAP Net Income and Adjusted Earnings per Share are calculated to compare the effect of expenses that did not previously exist

For more information, please contact:

Genesis Pharmaceuticals Enterprises, Inc.
Ms. Elsa Sung CFO
Tel: +1-954-727-8435
Email: elsasung@jiangbo.com
Web: http://www.genesispharmaceuticals.com

CCG Investor Relations, Inc.
Mr. Crocker Coulson, President
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com

Source: Genesis Pharmaceuticals Enterprises, Inc.